Exhibit 10.1

November 15, 2023

Generating Alpha, Ltd.

Delivered Via Email

Reference is made to that certain Securities Purchase Agreement, dated as of October 2, 2023 (the “Purchase Agreement”), between the Company and Generating Alpha Ltd. (together with any of its successors and assigns, the “Investor”), pursuant to which the Company issued to the Investor certain common shares of the Company, having no par value (the “Common Shares”), and certain warrants to purchase Common Shares.

Pursuant to this letter agreement (this “Letter Agreement”), the Company is requesting the Investor’s agreement to the modification of certain provisions of the Purchase Agreement, as follows: the obligation of the Company to change its transfer agent from Endeavor Trust Corporation to VStock Transfer LLC or Continental Stock Transfer & Trust Company within 30 days of October 2, 2023 pursuant to Section 4(b) of the Agreement will be deemed satisfied if the Company changes its transfer agent from Endeavor Trust Corporation to Odyssey Trust Company by December 31, 2023 (the “Modifications”). For the avoidance of doubt, failure by the Company to appoint Odyssey Trust Company as its transfer agent by December 31, 2023 shall result in the Company being required to pay the Investor a sum of $100,000 and then a weekly sum of $10,000 for every week the Company has failed to appointment Odyssey Trust Company thereafter in accordance with Section 4(b) of the Purchase Agreement.

Further to the foregoing the Investor shall pay to the Company on the date hereof or soon thereafter the following wire instructions the net amount of $380,000.00 (the “Additional Funding Amount”) and waive the payment by the Company to the Investor of the $120,000.00 in penalty amounts that would have been owing under Section 4(b) for failure to have changed its transfer agent as previously required to VStock Transfer LLC or Continental Stock Transfer & Trust Company (the “Fee Waiver”):

In consideration for the Modifications, the Additional Funding Amount and the Fee Waiver the Company shall (i) issue to the Investor a prefunded warrant (in the form attached hereto as Exhibit A, the “Waiver Warrant”) to receive 6,250,000 Common Shares the “Waiver Shares”) in accordance with the terms thereof, and (ii) and cause the Waiver Shares to be included in a registration statement of the Company filed with the Securities and Exchange Commission with five business days of the date hereof. The Exhibit C Irrevocable Instructions shall be updated to include the Waiver Warrant.

By signing below, you hereby represent on behalf of the Investor that you agree to the above items.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please indicate confirmation of the terms provided herein by executing and returning this Letter Agreement in the space provided below.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BRUUSH ORAL CARE, INC.

By:
Name:	Aneil Manhas
Title:	CEO

Acknowledged and Agreed:

GENERATING ALPHA LTD.

By:
Name:	Maria Cano
Title:	Director

[Signature Page to Target Waiver]

EXHIBIT A

FORM OF WAIVER WARRANT